NEWS RELEASE
VIAVI Expands Market Reach with Strategic Acquisition of Inertial Labs

•Strategic acquisition extends VIAVI’s reach into aerospace, defense and industrial end markets
•Broadens VIAVI’s portfolio with highly complementary product offerings
•Accelerates entry into high growth applications such as autonomous air, land and sea systems

Chandler, Ariz., December 13, 2024 – Viavi Solutions Inc. (VIAVI) (NASDAQ: VIAV) today announced that it has signed a definitive agreement to acquire Inertial Labs, Inc. for initial consideration of $150 million at closing and up to $175 million of contingent consideration over four years. VIAVI intends to fund the transaction through cash on hand.
The acquisition is expected to add approximately $50 million to VIAVI’s Network and Service Enablement (NSE) annual revenue in calendar year 2025 and is expected to be accretive to EPS within 12 months of closing.
The acquisition has been approved by the Board of Directors of each company and is expected to close during the first quarter of calendar year 2025, subject to certain regulatory approvals and customary closing conditions.
Headquartered in Leesburg, Virginia, Inertial Labs is a leading developer, producer and supplier of high-performance orientation, positioning and navigation solutions for aerospace, defense and industrial applications. The company offers Inertial Measurement Units (IMU), Inertial Navigation Systems (INS), Assured Position Navigation and Timing (APNT), GNSS Tracking, LiDAR Scanning, Alternative Navigation (ALTNAV) and Visual Navigation solutions, which are highly complementary to VIAVI’s existing PNT and other aerospace and defense solutions.
Additionally, Inertial Labs’ solutions include enablement of utility inspection through LiDAR and photogrammetry algorithms, and smart system navigation for both airborne and autonomous ground vehicles to accelerate VIAVI’s entrance into industrial and autonomous delivery and transportation end markets.
“With a highly complementary product portfolio focused on alternate navigation solutions, this transaction supports VIAVI’s strategy to expand our presence in domestic and international aerospace and defense segments and accelerates our entry into autonomous air, land and sea systems in the military and industrial end markets,” said Oleg Khaykin, President and CEO of VIAVI.
“We are excited that our expertise, precision solutions and resources provide expansion opportunities for VIAVI in high growth markets and applications such as drone-based LiDAR and camera systems,” said Jamie Marraccini, President and CEO of Inertial Labs.
About VIAVI
VIAVI (NASDAQ: VIAV) is a global provider of network test, monitoring and assurance solutions for telecommunications, cloud, enterprises, first responders, military, aerospace and railway. VIAVI is also a leader in light management technologies for 3D sensing, anti-

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About Inertial Labs
With over 20 years of industry experience, Inertial Labs is a leading designer, integrator, and manufacturer of cutting-edge Inertial Measurement Units (IMUs), GPS-Aided Inertial Navigation Systems (INSs) and Attitude & Heading Reference Systems (AHRSs). Our team leverages highly accurate and temperature calibrated MEMS gyroscopes and accelerometers to provide high performing inertial solutions across many applications. Solutions include Inertial Sensing, Assured Position Navigation and Timing (APNT), GNSS Tracking, LiDAR Scanning, Alternative Navigation (ALTNAV), Visual Navigation and Programmable Navigation Solutions.

Safe Harbor
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements include, but are not limited to, information regarding the ability of VIAVI and Inertial Labs to complete the acquisition, including the satisfaction of the conditions to the consummation of the acquisition, and the expected, estimated and anticipated impact of the transaction on VIAVI’s strategy and future financial results. These forward-looking statements involve risks and uncertainties that could cause VIAVI’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of customers’ businesses and high growth markets; unforeseen changes in the demand for current and new products, technologies, and services; customer purchasing decisions and timing; unforeseen changes in future revenues, earnings and profitability of VIAVI or Inertial Labs; the risk that VIAVI is not able to realize the savings or benefits expected from integration of Inertial Labs; the risk that the required regulatory approvals for the proposed acquisition are not obtained, are delayed or are subject to conditions that are not anticipated; and those risks and uncertainties discussed in VIAVI’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on August 16, 2024 and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 1, 2024.

The forward-looking statements included in this release are valid only as of today’s date except where otherwise noted. Viavi Solutions Inc. undertakes no obligation to update these statements.

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Media Inquiries:

Amit Malhotra pr@viavisolutions.com +1 202 341 8624